Exhibit 10.15

NATIONAL DENTEX CORPORATION
Written Summary of Compensation Arrangements with the
Named Executive Officers effective January 1, 2010

Named Executive Officers	2010 Annual Base Salary

David L. Brown, Chief Executive Officer and	$400,000
Chairman
John W. Green, IV, President	$400,000
Richard F. Becker, Jr., Executive Vice President	$250,000
Wayne M. Coll, Chief Financial Officer	$200,000

Corporate Executive Incentive Plan

Each Named Executive Officer will participate in the Corporate Executive Incentive Plan.

Supplemental Executive Retirement Plans

Messrs. Brown and Becker participate in this plan.

Supplemental Laboratory Executive Retirement Plans

Mr. Coll participates in this plan.